DERMISONICS INTRODUCES NOVEL U-WAND TECHNOLOGY
                 COMPANY ENGINEERS COSMECEUTICAL DELIVERY DEVICE

WEST CONSHOHOCKEN, PA --- JUNE 21, 2005

Dermisonics, Inc. (DMSI.OB), an ultrasound device company, announced that it has commenced the development of a new handheld cosmetics delivery device called the U-Wand. The Company has leveraged its expertise in ultrasonic drug delivery to develop a device intended for non-pharmaceutical, topical use with cosmetics. The U-Wand utilizes ultrasound to enhance the penetration and effect of various cosmetics.

The Company has developed four distinct design concepts for the U-Wand depending on the application. Two of these target larger application areas for the entire body; one is intended for facial application while the fourth is a hybrid model for face and large area application. The models are either battery powered or charged by a removable power cord.

The introduction of the U-Wand represents entry into an entirely new market opportunity for the Company in the realm of consumer products with an initial focus on cosmetics. Bruce Haglund, Chairman and CEO of Dermisonics commented, "We believe the application of our ultrasound technology to cosmetics represents a significant new opportunity for the Company. Our purpose is to develop innovative methods for the application of cosmetics and to foster their acceptance and use by consumers. We also hope to use these innovative devices as a platform to form a strategic alliance with a major cosmetics company."

ABOUT DERMISONICS, INC.

Dermisonics Inc. is a specialized medical and cosmetic device company that is primarily focused on the ongoing development, testing and eventual commercialization of a transdermal patch that has been designed to facilitate the efficient and needle-free delivery of heavy molecular drugs into the system. The U-Strip(TM) is a drug delivery system incorporating a transdermal patch in combination with microelectronics and ultrasonic technology. Tests have shown that this system facilitates the transdermal delivery of Insulin as well as potentially at least 175 other existing drugs that at present cannot be effectively delivered through the pores of the skin using conventionally available transdermal technology due to their large molecular size.

The Company is also dedicated to the development of other portable ultrasonic devices for applications with cosmetics and cosmeceuticals.

For further information contact Bruce Haglund, CEO.
bruce.haglund@dermisonics.com
-----------------------------

Dermisonics, Inc.
Four Tower Bridge
200 Bar-Harbor Drive
West Conshohocken, Pa. 19428-2977 USA
888-401-DERM (3376) Toll Free
610-941-2780 Phone
610-941-2990 Fax

North American Investor Relations Contact:

John Robinson
Phone:  866-559-1333
johnrobinson@currentcapital.com
-------------------------------

European Investor Relations Contact:

Michael Drepper
Phone: +49-621-430-6130
investor-germany@dermisonics.com
--------------------------------

For additional information, please visit www.dermisonics.com
                                         -------------------

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.


                                        2